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                                                                     EXHIBIT 4.1


                                WARRANT AGREEMENT


                                                                November 8, 1999

First Security Van Kasper Inc.
600 California Street, Suite 1700
San Francisco, California 94111

Ladies and Gentlemen:

            BOLDER Technologies Corporation, a Delaware corporation (the "Company"), agrees, on the terms and subject to the conditions of this Warrant Agreement (this "Agreement"), to sell and deliver to First Security Van Kasper Inc. (the "Purchaser") "Warrants" (defined below) to purchase 66,000 shares of the "Common Stock" (defined below). The Purchaser agrees, on the terms and subject to the conditions of this Agreement, to purchase the Warrants from the Company.

           Each of the Warrants will be exercisable by the "Holder" (defined below), as to all or any lesser number of shares of the Common Stock covered by the Holder's Warrants, at the "Exercise Price" (defined below), at any time and from time to time beginning at 9:00 a.m., San Francisco time, on the day that begins one year after the day of the "Time of Purchase" (defined below) and ending at 5:00 p.m., San Francisco time, on the day that is five years after the date of this Agreement. The Warrants will be evidenced by instruments in the form of Exhibit A hereto (those instruments and all instruments issued after the date hereof in replacement thereof are referred to below as the "Warrants").

           The purchase price of the Warrants is $0.01 (one cent) for each share of Common Stock purchasable on exercise of the Warrants. The delivery of the Warrants and payment of the purchase price of the Warrants are to be made at the Time of Purchase and at the offices of First Security Van Kasper Inc. at 600 California Street, Suite 1700, San Francisco, California, or such other time and place as may be agreed upon between the Company and the Purchaser (the date of purchase of the Warrants is referred to as the "Closing Time").

           1.  Definitions. The following defined terms are used in this
Agreement:

                    "Commission" means the Securities and Exchange Commission.

                    "Common Stock" means the Common Stock, $0.001 par value per share, of the Company, the associated Rights or any other rights (in each case if and to the extent in existence at each time Warrants are exercised) and all other shares of any class or classes (however designated) of the common equity of the Company, now or hereafter authorized, the holders of which (i) by operation of law have the right, without limitation


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         as to amount, either to all or to a part of the balance of current dividends and liquidating dividends and distributions after the payment of dividends and distributions on any shares entitled to preference and
         (ii) ordinarily, in the absence of contingency, are entitled to vote for the election of the directors of the Company (even though the right so to vote has been suspended by the occurrence of such a contingency), other than those directors of the Company (constituting a portion of the Board of Directors) who, pursuant to the Certificate of Incorporation or other charter documents of the Company, are then to be elected by a designated class or series of the capital stock of the Company.

                    "Common Stock Outstanding" means the aggregate of all Common Stock outstanding plus all Common Stock issuable upon exercise of all outstanding Options and stock purchase warrants (other than the Warrants) and conversion of all outstanding Convertible Securities.

                    "Convertible Securities" means any indebtedness, shares of stock or other rights granted by the Company (other than Options) convertible into or exchangeable for Common Stock.

                    "Exchange Act" means the Securities Exchange Act of 1934 or successor law, in each case as amended from time to time.

                    "Exercise Price" means the per share purchase price of the Warrant Shares that may be purchased pursuant to this Warrant Agreement. The Exercise Price is initially $9.25 per share, subject to adjustment as provided in Section 6 below.

                    "Holder", when used with respect to the Warrants or the Warrant Shares, means the person registered on the books and records of the Company as being the holder of record of the Warrants or the Warrant Shares, as the case may be; provided that so long as the Purchaser holds of record any Warrants or Warrant Shares, it must be included in the definition of "Holder"; and provided further that, unless otherwise provided in this Agreement, any action to be taken or approval to be given by the Holders will require the action by, or approval of, the Holder or Holders of at least that number issued Warrant Shares which in the aggregate constitute a majority of all Warrant Shares issued or issuable under this Agreement. Shares of Common Stock acquired on exercise of Warrants, which shares have been sold pursuant to a registration statement or Rule 144 or otherwise to a member of the public who is free to resell them without registration under the Securities Act or pursuant to Rule 144, will no longer be a Warrant Shares for the purposes of this Agreement.

                    "Options" means any warrants, options or, without limitation, other rights granted by the Company to purchase Common Stock or Convertible Securities.

                    "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other person (corporate or other) which the Holders of the Warrants at any time are entitled to receive, or have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time is issuable or


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         has been issued in exchange for or in replacement of Common Stock or
         Other Securities, whether pursuant to Section 6 below or otherwise.

                    "Prospectus Supplement/Prospectus" means the Prospectus Supplement dated November 8, 1999 to the Prospectus dated September 17, 1999 of the Company and that Prospectus, as amended or supplemented from time to time after the date hereof.

                    "Rules and Regulations" means the Rules and Regulations adopted by the Commission under the Securities Act.

                    "Rule 144" means Rule 144 of the Rules and Regulations or successor law, in each case as amended from time to time.

                    "Securities Act" means the Securities Act of 1933 or successor law, in each case as amended from time to time.

                    "Time of Purchase" has the meaning given to that term in the Underwriting Agreement.

                    "Underwriting Agreement" means the Underwriting Agreement dated the same date as this Agreement among the Company, the Purchaser, in its capacity as an Underwriter and as Representative of the Underwriters, and those other Underwriters (as those terms are defined in the Underwriting Agreement).

                    "Warrant Shares" means the shares of Common Stock (or Other Securities) issued or issuable upon the exercise, in whole or in part, of any of the Warrants.

           2.1 Representations and Warranties. The Company represents and warrants to the Purchaser as follows:

                    (a) The Warrant Shares (i) are duly authorized under the Company's Certificate of Incorporation, (ii) have been duly and validly authorized to be issued and adequately reserved by the Board of Directors of the Company, (iii) will, when issued and delivered to the Holders pursuant to this Agreement, be duly and validly issued, fully paid and non-assessable and (iv) and will be approved for inclusion, when issued, in the Nasdaq National Market. The issuance of the Warrant Shares by the Company is not subject to any preemptive or similar rights.

                    (b) All representations and warranties made by the Company in Section 1 of the Underwriting Agreement (x) are incorporated in this Agreement as if set forth in full herein and (y) are and at and as of the Closing Time will be true and correct as if made anew at the Closing Time.

           2.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that (i) it has all requisite power (corporate authority and other) and has taken all necessary corporate action to enter into and perform its obligations under this



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Agreement and (ii) this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except insofar as (x) such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable considerations and (y) Section 3(f) of this Agreement may be affected by public policy concerns.

           3.  Compliance with the Securities Act.

           (a) The Purchaser agrees that the Warrants may not be transferred, sold, assigned, pledged or hypothecated except: (i) to its successors in a merger or consolidation or other business combination; (ii) to purchasers of all or substantially all of its assets; (iii) to any officers or partners of the Purchaser; (iv) by operation of law; or (v) as permitted below in this Section
3. The Purchaser further agrees that the Company has no obligation to effect any transfer of the Warrants for one year after the date of this Agreement, unless the transferee, purchaser, assignee or pledgee, as the case may be, has executed an agreement obligating the transferee to comply with all terms and conditions of this Warrant Agreement applicable to the transferor.

           (b) Except as otherwise provided in this Section 3(b), each certificate for Warrant Shares initially issued on the exercise of any Warrants may bear the following legend.

                   "The Shares represented by this certificate are subject to a Warrant Agreement, dated in November 1999, between BOLDER Technologies Corporation and First Security Van Kasper Inc. Except to the extent permitted by the Warrant Agreement, no transfer, sale, pledge or other disposition of the shares represented by this certificate will be valid or effective until registered under the Securities Act of 1933, as amended (or, if applicable, a successor law thereto) or the Company has been advised by an opinion of counsel that those shares will be transferred in a transaction exempt from such registration and until any applicable conditions contained in the Warrant Agreement have been fulfilled. A copy of the Warrant Agreement is on file at the offices of BOLDER Technologies Corporation. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement."

           Prior to any transfer, sale, pledge or other disposition (each, a "Transfer") of any Warrant Shares, the Holder of those Warrant Shares must (a) give three business days prior written notice (a "Transfer Notice") to the Company of the Holder's intention to effect the Transfer, generally describing the manner and circumstances of the proposed Transfer, and (b) obtain from counsel to the Holder (who may be in-house counsel regularly employed by the Holder) and deliver to the Company an opinion reasonably satisfactory to the Company that the proposed Transfer of those Warrant Shares may be effected without registration under the Securities Act. Each certificate evidencing such Warrant Shares issued upon a Transfer will bear the restrictive legend set forth above in this Section 3 (b), unless in the opinion of such counsel to the Holder, which opinion is reasonably satisfactory to the Company, that legend is not required in order to ensure compliance with the Securities Act.


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           Notwithstanding the foregoing provisions of this Section 3(b), the restrictions imposed by the first two paragraphs of this Section on the transferability of the Warrant Shares and the legend requirements in the first paragraph of this Section 3(b) will terminate as to any particular Warrant Shares (x) when and so long as the transfer, sale, pledge, or other disposition thereof is registered under the Securities Act or (y) when the Holder or Holders of any Warrants or Warrant Shares has delivered to the Company an opinion of counsel to such Holder or Holders (which may be in-house counsel regularly employed by the Holder(s)), which opinion is reasonably satisfactory to the Company, stating that the legend is not required for compliance with the Securities Act. Whenever the restrictions imposed by this Section 3(b) terminate as to any Warrant Shares, as provided above, the Holder thereof will be entitled to receive from the Company, at the Company's expense, a new certificate representing those Warrant Shares not bearing the restrictive legend set forth in the first paragraph of this Section 3(b).

           (c) At any time after the day that begins one year from the Closing Time and on or before the end of the day that is five years after the date of this Agreement, upon written, telegraphic or telecopied notice, or upon telephonic notice followed as soon as practicable by written confirmation thereof, from any Holder or Holders (the "Requesting Holders") of that number of Warrant Shares which in the aggregate constitute a majority of all Warrant Shares issued or issuable under this Agreement that such Holder or Holders request the registration under the Securities Act of any of the Warrant Shares, the Company must (i) immediately give notice to the other Holders and afford them the opportunity to participate in the registration statement and (ii) as promptly as possible after the receipt of such notice from the Requesting Holders, but in any event within 30 days of the receipt of such notice, and solely at the Company's cost and expense, file a registration statement with respect to the offering and sale or other disposition of the Warrant Shares with respect to which it has received that notice and which other Holders request be included in that registration statement. The registration statement may, if the Company satisfies the applicable requirements, be on Form S-3. If a registration requested pursuant to this Section 3(c) is an underwritten registration, the Company and other holders of securities of the Company may include securities (other than Warrant Shares) in the registration statement without the written consent of the Holders of the Warrant Shares for which registration has been requested pursuant to this Section 3(c) if, but only if, the managing underwriters of the distribution to be made pursuant to that registration statement advise the participating Holders of Warrant Shares in writing that in their opinion that inclusion will not materially affect the successful marketing of the Warrant Shares. The Company will not have effected a demand registration pursuant to this Section 3(c) unless and until the registration statement is declared effective. The Company will be obligated to file only one registration statement pursuant to this Section 3(c) which becomes effective, whether or not the registration statement at the time it becomes effective covers all or a portion of the Warrant Shares.

           (d) If, at any time during the period commencing on the day that begins one year from the Closing Time and ending at the end of the day that is seven years after the date of this Agreement, the Company proposes to register any shares of Common Stock or Other Securities (excluding any shares or securities being registered pursuant to Form S-8 or Form S-4 or any successor form to either of them), the Company must (i) give each Holder written notice, or telecopy and telephonic notice followed as soon as practicable by written confirmation thereof,


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of the proposed registration at least 20 business days prior to the filing of the registration statement and (ii) upon written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, given to the Company by any Holder within 15 days after the giving of the written confirmation or written notice by the Company, the Company must include or cause to be included in any such registration statement all or such portion of the Warrant Shares as the Holder requests; provided that the Company may at any time withdraw or cease proceeding with any such registration statement if it at the same time withdraws or ceases proceeding with the registration of the Common Stock or Other Securities originally proposed to be registered; and provided further that, in connection with any registered public offering involving an underwriting, the managing underwriter(s) may (if in its reasonable opinion marketing factors so require) limit the number of securities (including any Warrant Shares) included in the offering (other than securities of the Company). In the event of any such limitation, the total number of Warrant Shares to be offered for the account of the Holders participating in the registration will be reduced pro rata in proportion to the respective number of shares requested to be included therein to the extent necessary to reduce the total number of shares proposed to be registered to the number of shares recommended by the managing underwriter(s); provided that if the registration statement is for holders of securities issued by the Company who have exercised demand registration rights, the securities of those security holders as to which the demand registration is being provided will not be subject to proration; and provided further that, if the amount or kind of securities to be offered for the accounts of Holders is reduced in accordance with this sentence, the Company will not be permitted to include securities of any persons (other than the Company and any selling securityholders for which the registration statement has been filed pursuant to the exercise of demand registration rights) unless the Holders are permitted to participate on a pro rata basis with other selling securityholders. The registration rights contained in this Section 3(d) will expire seven years after the Closing Time.

           (e) If any Holder timely elects to participate in an offering by including Warrant Shares in a registration statement pursuant to Sections 3(c) or 3(d) above, the Company must use its best efforts to effect the registration to permit the sale of Warrant Shares in accordance with the intended method or methods of disposition thereof and, without limitation, pursuant thereto the Company must:

                (i) notify the Holders as to the filing of the registration statement and of all amendments or supplements thereto filed prior to the effective date thereof;

               (ii) use its best efforts to cause any registration statement filed under the Securities Act pursuant to Sections 3(c) or (d) above to become effective at the earliest possible date after the filing thereof and to comply with all applicable rules and regulations of the Commission in connection therewith; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents which would be incorporated or deemed to be incorporated by reference in the registration statement after the initial filing of the registration statement, the Company must furnish to the Holders, their respective counsel and the underwriters, if any, to be engaged in connection with the offering (for purposes of this Section 3
      (e) and Section 3(f), the "Underwriters"), copies of



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      all such documents proposed to be filed, which documents will be subject to the review of the Holders, their respective counsel and the Underwriters, and the Company will not file any registration statement, or amendment thereto, or any prospectus or any supplement thereto relating in whole or in part to the Holders' Warrant Shares (including such documents incorporated or deemed to be incorporated by reference) to which the Holders or any Underwriters reasonably object;

              (iii) notify the Holders immediately, and confirm the notice in writing, (1) when the registration statement or any post-effective amendment thereto becomes effective, (2) when a prospectus or prospectus supplement or post-effective amendment has been filed, (3) of any request by the Commission for amendments, supplements or additional information related to a registration statement or prospectus or otherwise, (4) of the issuance by the Commission of any stop order or of the initiation or threatening of any proceedings for that purpose known to the Company, (5) of the receipt by the Company of any notification with respect to the suspension of qualification of the Warrant Shares for sale in any jurisdiction or of the initiation or threatening of any proceedings for that purpose known to the Company, (6) of the receipt of any comments from the Commission or any state regulatory authority, (7) of the happening of any event which requires the making of any changes in the registration statement or the related prospectus or any prospectus supplement so that those documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (8) of the determination of the Company that a post-effective amendment to the registration statement is necessary or appropriate;

               (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement and the lifting of any suspension of the qualification (or exemption from qualification) of any of the Warrant Shares for sale in any jurisdiction, each at the earliest possible moment;

                (v) if reasonably requested by the Underwriters, if any, or the Holders, immediately incorporate in a prospectus supplement or post-effective amendment such information as the Holders and the Underwriters, if any, agree should be included therein relating to the sale and distribution of the Warrant Shares including, without limitation, information with respect to the number of Warrants and Warrant Shares being sold to the Underwriters, the purchase price being paid by the Underwriters and with respect to any other terms of the underwritten offering of the Warrant Shares to be sold; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or amend any registration statement if reasonably requested by the Holders or any Underwriter of Warrant Shares covered by the registration statement;

               (vi) furnish to each of the Holders whose Warrant Shares have been included therein, their respective counsel and each Underwriter, if any, without charge, at least one manually executed copy of the registration statement (including all amendments thereto) and any post-effective amendment thereto, including financial statements and schedules, all



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      documents incorporated therein by reference and all exhibits (including those incorporated by reference);

              (vii) during the time when a prospectus is required to be delivered under the Securities Act in connection with the distribution of the Warrant Shares, comply so far as it is able with all requirements imposed upon it by the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder to permit the continuance of sales of or dealings in the Warrant Shares. If at any time when a prospectus relating to the Warrant Shares is required to be delivered under the Securities Act any event has occurred as a result of which, in the opinion of counsel for the Company or counsel for the Holders, the prospectus relating to the Warrant Shares as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder, the Company will use its best efforts promptly to prepare and file with the Commission an appropriate amendment or supplement in form and substance reasonably satisfactory to the Holders;

             (viii) make generally available to its security holders as soon as practicable, but not later than 15 months following the effective date (and each other deemed effective date) of such registration statement, an earning statement or statements of the Company and any subsidiaries it may then have covering a period of at least 12 months beginning after the effective date of the registration statement (but in no event commencing later than 90 days after such date), which satisfies Section 11(a) of the Securities Act and Rule 158 thereunder;

               (ix) prepare and promptly file with the Commission such amendments and post-effective amendments to each registration statement as may be necessary to keep the registration statement continuously effective for a period of nine months; cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be timely filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder with respect to the disposition of all Warrant Shares covered by the registration statement during the applicable period in accordance with the intended methods of disposition set forth in the registration statement or supplement; and in these regards the Company will not be deemed to have used its best efforts to keep a registration statement effective during the applicable period if it takes any action that would result in any Holder whose Warrant Shares have been included therein not being able to sell those Warrant Shares at any time during such period for more than 30 days, whether or not consecutive;

                (x) deliver to each of the Holders, their respective counsel and the Underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as those persons may reasonably request; and the Company consents to the use of any such prospectus or any


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      amendment or supplement thereto by the Holders and each of the
      Underwriters, if any, in connection with the offering and sale of the Warrant Shares covered by that prospectus or any amendment or supplement thereto;

               (xi) prior to any public offering of Warrant Shares, register or qualify or cooperate with the Holders, the Underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of those Warrant Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders or any Underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the applicable registration statement is required to be kept effective and do any and all other acts necessary or advisable to enable the disposition in such jurisdictions of the Warrant Shares covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

              (xii) cooperate with the Holders and the Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Warrant Shares to be sold, which certificates will not bear any restrictive legends; and enable those Warrant Shares to be in such denominations and registered in such names as the Underwriters request at least two business days prior to any sale of Warrant Shares to the Underwriters;

             (xiii) use its best efforts to cause the Warrant Shares covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders and the Underwriters, if any, to complete the disposition of such Warrant Shares;

              (xiv) enter into such agreements in form and substance reasonably acceptable to the Company and its counsel (including an underwriting agreement) and take all such other actions in connection therewith as may be necessary to expedite or facilitate the disposition of the Warrant Shares and, in that connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, timely: (1) make such representations and warranties to the Holders with respect to the Company and any subsidiaries it may then have, the registration statement, the prospectus (and, if applicable, prospectus supplement) and documents, if any, incorporated or deemed to be incorporated by reference in the registration statement, in each case in such form, substance and scope as are reasonably requested by the Holders and confirm the same if and when requested; (2) obtain opinions of counsel to the Company and updates thereof addressed to the Holders with respect to the matters referred to in the preceding clause (1) in such form, scope and substance as are reasonably requested by the Holders; (3) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain and deliver (x) to the Underwriters, if any, opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) must be reasonably satisfactory to the Underwriters), addressed


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      to the Underwriters and covering the matters customarily covered in opinions requested by underwriters in underwritten offerings and such other matters as may be reasonably requested by the Underwriters and (y) to the Holders of the Warrant Shares being sold in the offering, opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) must be reasonably satisfactory to these Holders) addressed to those Holders and covering matters reasonably requested by the Holders (whether or not those matters are different from, or in addition to, the matters described in subclause (x) of this section 3(e)(xiv)(3); (4) obtain and deliver to the Underwriters, if any, and those Holders, "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is or is required to be included in the registration statement or any prospectus or prospectus supplement), addressed to the Holders and each of the Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters in connection with underwritten offerings; (5) include in full in any underwriting agreement entered into, among other matters, the indemnification and contribution provisions and procedures of Section 3(f) hereof (or such other indemnification and contribution provisions as are acceptable to the Holders and Underwriters participating in the underwritten offering) with respect to all persons to be indemnified pursuant to Section 3(f); and (6) the Company must deliver such documents and certificates as are requested by the Holders and the Underwriters, if any, to evidence (x) the continued truth and correctness of the representations and warranties made pursuant to clause (1) of this
      Section 3(e)(iv) above and (y) compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

               (xv) make available for inspection by a representative of the Holders or any Underwriter participating in any distribution pursuant to such registration statement and any attorney or accountant retained by the Holders or such Underwriter, all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries it may have at the time and cause the officers, directors and employees of and independent accountants and attorneys for the Company and any such subsidiaries to meet personally with and to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with any registration and distribution of Warrant Shares; provided that any records, information or documents that are designated by the Company in writing as confidential are to be kept confidential by such persons unless (i) disclosure of such records, information or documents is required by court or administrative order,
      (ii) disclosure of such records, information or document is, in the opinion of counsel to the Holders or to any Underwriter, required pursuant to the requirements of the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder or (iii) such records, information or documents are otherwise publicly available;

              (xvi) pay all costs and expenses incident to the performance of the Company's obligations under Sections 3(c) and (d) above and under this
      Section 3(e) (collectively

      "Registration Expenses"), including without limitation the fees and disbursements and cost/charges of the Company's auditors, legal counsel, any special legal counsel and legal counsel (including, if applicable, counsel to the Underwriters) responsible for qualifying the Warrant Shares under securities or Blue Sky laws of any jurisdiction (or obtaining exemptions from such qualification or registration requirements), all filing fees and printing expenses, all other expenses in connection with the transfer and delivery of the Warrant Shares, all other expenses in connection with the qualification or registration of the Warrant Shares under applicable securities or Blue Sky laws of such jurisdictions as are designated by the Holders (or obtaining exemptions from such qualification or registration requirements) and, if applicable, the fee of the National Association of Securities Dealers, Inc. in connection with its review; provided that in no event will Registration Expenses include any underwriting discounts, commissions or fees or the fees of counsel retained by the Holders or, except with respect to such securities or Blue Sky matters in any jurisdictions, the Underwriters in connection with the sale of Warrant Shares pursuant to Section 3(c) or 3(d) above; and

             (xvii) in connection with the filing of a registration statement pursuant to Section 3(c) or (d) above, use its best efforts to obtain indemnification of the Holders by the Underwriters to the same extent the Underwriter provides indemnification to the Company.

As used in this Section 3(e), the term "Holders" refers only to those Holders who have timely elected to sell (i) Warrants Shares in an offering or (ii) Warrants to the Underwriters, which exercise them, in connection with an Offering.

           (f) (i) The Company must indemnify and hold harmless the Purchaser, the Holders and any underwriter (as defined in the Securities Act) for the Purchaser and the Holders, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Purchaser, any of the Holders or such underwriter against any losses, claims, damages, liabilities (or actions in respect thereof) and all expenses (including, but not limited to, all expenses incurred in investigating or defending against any litigation, commenced or threatened, or any claim), joint or several, to which the Purchaser, any Holders, such underwriter or such controlling person becomes subject, under the Securities Act, the Rules and Regulations, the Exchange Act, the rules and regulations thereunder, other federal or state statute, law or regulation, at common law or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or actions in respect thereof) or expenses related to negligence on the part of any such indemnified person, insofar as any such loss, claim, damage, liability or expense (or actions in respect thereof) (1) arises out of or is based on any breach of any representation, warranty or covenant of the Company in this Agreement or any untrue statement or alleged untrue statement of any material fact contained in (A) Section 2 of this Agreement, (B) any registration statement covering the Warrant Shares as originally filed or in any amendment thereof, the prospectus contained therein or any amendment or supplement thereto or (C) any application or other document, or any amendment or supplement thereto (in this Section collectively called an

      "Application"), executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to qualify or register the Warrant Shares under the securities or Blue Sky laws thereof (or to obtain exemptions from such qualifications or registration requirements) or filed with the Commission or any securities association or securities exchange, or (2) arises out of or is based upon the omission or alleged omission to state in any of the documents described in subclauses (1)(A), (B) or (C) above a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified person, as incurred, for any legal or other expenses incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action; provided that the Company will not be obligated to indemnify in any case to the extent the loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or an amendment or supplement thereto or in an Application, in each case in reliance upon, and in conformity with, written information furnished to the Company by the indemnified person, concerning itself, specifically for use therein. The Company will not, without the prior written consent of the Purchaser and any other indemnified person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Purchaser is a party to such claim, action, suit or proceeding), unless the settlement, compromise or consent includes, without payment by the Purchaser or other indemnified persons, as the case may be, an unconditional release of the Purchaser and all indemnified persons from all liability arising out of such claim, action, suit or proceeding, satisfactory in form and substance to the Purchaser and such indemnified persons.

               (ii) Any Holder that includes all or a part of such Holder's Warrant Shares in a registration statement pursuant to Sections 3 (c) or
      (d) above must indemnify and hold harmless the Company and each of its directors and officers who signed the applicable registration statement, any other Holder of Warrant Shares included in the registration statement and any underwriter (as defined in the Securities Act) for the Company or the Holders of Warrant Shares and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Company or such underwriter to the same extent as the indemnity by the Company in
      Section 3(f)(i), but only with respect to any untrue statement or alleged untrue statement or omission or alleged omission, if any, made in such registration statement, any amendment or supplement thereto or in an Application in reliance upon and in conformity with written information furnished by the indemnifying Holder, and concerning the indemnifying Holder, to the Company or such controlling person expressly for use in the registration statement, the amendment or supplement thereto or the Application, as the case may be. If any action is brought in respect of which indemnity may be sought against any of the Holders, such Holder(s) will have the rights and duties given to the indemnifying person, and the persons so indemnified will have the rights and duties given to the indemnified person, by Section 3(f)(iii) below.

              (iii) If any action or proceeding is brought against a person in respect of which indemnity or contribution may be sought hereunder against an indemnifying or contributing person, the indemnified person or person entitled to contribution must promptly notify the indemnifying or contributing person in writing of the institution of the action or proceeding (but the failure to so notify will not affect the indemnification, contribution and other rights provided for herein except to the extent, if any, that the indemnifying person is materially prejudiced by the failure to so give or timely give the notice). The indemnifying person must assume the defense of the action, including the employment of counsel satisfactory to the indemnified person and payment as incurred of all fees and expenses related thereto. The indemnified person will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the indemnified person unless (1) the employment of that counsel and the payment of their fees and expenses has been authorized in writing by the indemnifying person in connection with the defense of the action, (2) the indemnifying person has failed promptly after notice by the indemnified person to assume the defense of the action or proceeding and to employ counsel satisfactory to the indemnified person in the action or proceeding or (3) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified person and the indemnifying person and the indemnified person has been advised by counsel that there may be legal defenses or rights available to the indemnified person which are different from or additional to those available to the indemnifying person or there may be a conflict between their positions (in which case, if the indemnified person notifies the indemnifying person in writing that it elects to employ separate counsel at the expense of the indemnifying person, the indemnifying person will not have the right to assume the defense of the action or proceeding), provided that the indemnifying person will not, in connection with any one such action or proceeding, or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with one appropriate local counsel) at any time for all such indemnified persons. Anything in this paragraph to the contrary notwithstanding, the indemnifying person will not be liable for any settlement of any claim or action effected without its written consent. The indemnity agreements in this Section will remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person and will survive the sale of the Warrants and the Warrant Shares pursuant to any registration statement or otherwise and any termination of this Agreement.

               (iv) If the indemnification provided for in subsections (i), (ii) and (iii) of this Section 3(f) is unavailable to an indemnified person in respect of any losses, claims, damages, liabilities or expenses referred to therein then, subject to the first sentence of Section 3(f)(iii), the indemnifying person, in lieu of indemnifying the indemnified person, must contribute to the amount paid or payable by the indemnified person as a result of the losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified person and the indemnifying person, but also the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying person and indemnified person will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying person or indemnified person and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a person as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in subsection (iii) of this Section 3(f), any legal or other fees or expenses incurred by that person in connection with any action or proceeding. The parties agree that it would not be just and equitable if contribution pursuant to this subsection (iv) of this Section 3(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable and other considerations referred to in this paragraph. If the full amount of the contribution specified in this subsection (iv) of this Section 3(f) is not permitted by applicable law, then the indemnified person will be entitled to contribution from the indemnifying person to the full extent permitted by applicable law. Notwithstanding the provisions of this Section 3(f)(iv), no Holder will be required to contribute any amount in excess of the amount by which the total price at which the Warrant Shares of the Holder were sold to the public exceeds the amount of any damages which the Holder has otherwise been required to pay by reason of such untrue statement or omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person which was not found guilty of such fraudulent misrepresentation.

                (v) Whenever any indemnifying or contributing person is requested by the indemnified person or the person entitled to contribution to make a payment pursuant to the forgoing provisions of this Section 3(f), the payment must be made within five business days after the request and, if not so paid, the amount due will thereafter bear interest at ten percent per annum, compounded annually (but not in excess of the maximum amount permitted by applicable law).

               (vi) Amounts advanced pursuant to Section 3(f)(v) will be reimbursed by the indemnified person with interest at the rate provided in
      Section 3(f)(v) (but not in excess of the maximum amount permitted by applicable law), if it is finally determined by a court of competent jurisdiction that indemnification was not owing and all appeals have been decided or the time for appeal has expired.

           4.   Exercise of Warrants.

           (a) The Warrants may be exercised from time to time and in full or in part by the Holder thereof by surrender of the Warrants, with the Election to Purchase provided for in the Warrants duly executed by the Holder, to the Company at its offices at 4403 Table Mountain Drive, Golden, Colorado 80403, or at such other office or agency as the Company may from time to time designate in writing to each Holder, accompanied by payment, in cash or by cashier's check payable to the order of the Company or as provided in Section 4(c), in the amount obtained by multiplying the number of Warrant Shares designated by the Holder in the Election to Purchase by the Exercise Price per share. Exercise of any Warrant will constitute an acknowledgment by the purchasing Holder that it will not dispose of the Warrant Shares acquired upon exercise except in compliance with Section 3(b) hereof and the Securities Act. Upon any partial exercise of the Warrants, the Company at its expense will forthwith issue and deliver to the purchasing Holder a new Warrant, in the name of the Holder and for the number of Warrant Shares equal to the number of shares called for by the surrendered Warrant (after giving effect to any adjustment therein as provided in Section 6 below) minus the number of such Warrant Shares (after giving effect to such adjustment) purchased by the Holder pursuant to that partial exercise.

           (b) Holders of Warrants have no rights of share ownership until they exercise their Warrants. On the date of any exercise of any Warrants (except that if, on that date, the stock transfer books of the Company are closed, in which case on the next succeeding date on which such stock transfer books are open), each Holder exercising the Warrants will be deemed to have become, and thereafter will be considered, a holder of record of the shares of Common Stock purchased upon such exercise for all purposes. The Company will, at the time of any exercise of any Warrant, upon the request of the Holder thereof, acknowledge in writing its continuing obligation to afford to that Holder any rights (including without limitation any right to registration of the Warrant Shares issued upon such exercise) to which the Holder continues to be entitled after such exercise in accordance with the provisions of this Agreement; provided that if the Holder of a Warrant fails to make any such request, the failure will not affect the continuing obligation of the Company to afford those rights to the Holder.

           (c) Notwithstanding anything to the contrary contained in this
Section 4, any Holder may elect to exercise any Warrant in whole or in part by receiving shares of Common Stock equal to the value (determined below) of the Warrant (or any part hereof), upon surrender of the Warrant (or any part thereof) at the office or agency described in Section 4(a) above, together with notice of such election, specifying the part of the Warrant so surrendered, in which event the Company shall issue and deliver to the Holder a number of shares of Common Stock determined using the following formula:

                                  X = (Y) (A-B)
                                      ---------
                                          A

                  where

                                  X = the number of shares of Common Stock to be
                                      issued to the Holder;

                                  Y = the number of shares of Common Stock
                                      purchasable under the Warrant, or
                                      portion of the Warrant, surrendered;

                                  A = the Current Market Price per share of
                                      the Common Stock, determined pursuant to
                                      Section 6(d) of this Agreement; and

                                  B = the then current Exercise Price.

            5. Delivery of Stock Certificates, etc., on Exercise; No Fractional Shares.

           (a) As soon as practicable after the exercise of any Warrants and in any event within five business days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the purchasing Holder a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which that Holder is entitled upon that exercise, together with any Other Securities and property (including cash, where applicable) to which that Holder is entitled upon such exercise pursuant to Section 6 of this Agreement or otherwise.

           (b) The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Rather, if a fractional share would otherwise be issued, the Company will instead issue a number of whole shares equal to the next lowest number of whole shares and pay to the exercising Holder an amount in cash equal to amount obtained by multiplying (x) the fractional shares not issued by (y) the Current Market Price (as defined in Section 6(d)) per share of the Common Stock on the last trading day prior to the exercise date.

           6. Anti-dilution Provisions. The Warrants are subject to the following additional terms and conditions:

           (a) If, after the date of this Agreement, the Company:

                      (1) pays a dividend or makes a distribution on its
                          Common Stock, in each case in shares of its capital stock (including Common Stock);

                      (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                      (3) combines its outstanding shares of Common Stock into
                          smaller number of shares; or

                      (4) issues by reclassification of its Common Stock any
                          shares of its capital stock or Other Securities (including without limitation any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity);

then the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination or reclassification must be adjusted so that the Exercise Price is equal to the price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, (x) the numerator of which is the total number of outstanding shares of Common Stock of the Company immediately prior to such event and (y) the denominator of which is the total number of outstanding shares of Common Stock of the Company immediately after such event and, as so adjusted or readjusted, the Exercise Price will remain in effect until a further adjustment or readjustment is required by this Section 6.

           Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this Section 6(a), the Warrant Shares must simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such event by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price as adjusted.

           These adjustments referred to in the preceding paragraph will become effective on (x) in the case of a dividend or distribution, the earlier of the record date thereof or the distribution date thereof and (y) in the case of a subdivision, combination or reclassification, the earlier of the record date thereof or the effective date thereof.

           (b) If, after the date of this Agreement, the holders of Common Stock generally have received or, on or after the record date fixed for the determination of eligible stockholders, have become entitled to receive (i) securities other than capital stock, (ii) evidences of its indebtedness, (iii) assets (including cash dividends or distributions, other than regularly paid cash dividends and distributions, but including, without limitation, extraordinary or liquidating cash dividends or distributions), (iv) rights, options, warrants (other than the Warrants) or convertible or exchangeable securities (other than Convertible Securities or Options) containing the right to subscribe for or purchase securities of the Company, then and in each such case the Holder of each Warrant, upon the exercise thereof as provided in
Section 4 above, will be entitled to receive, in addition to the Warrant Shares otherwise receivable on that exercise, the amount of securities, indebtedness, assets (including cash in the case referred to in subdivision (iii) of this Section 6(b)) and such rights, options, warrants or convertible or exchangeable securities which that Holder would hold on the date of that exercise if on the date of this Agreement that Holder had been the holder of record of the number of shares of Common Stock called for by the Warrants held by the Holder and had thereafter, during the period from the date of this Agreement to and including the date of such exercise, retained such shares, giving effect to all adjustments called for during that period by this Section 6.

           (c) (i) If at any time prior to the exercise of the Warrants in full, the Company issues or sells any Common Stock without consideration or for consideration per share less than the Current Market Price per share (as defined in Section 6(d)) on the date of issuance or sale and the opportunity to purchase has been afforded to the holders of Common Stock generally, the Exercise Price must be adjusted so that the Exercise Price equals the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of distribution to shareholders will be deemed to be the record date set by the Company to determine shareholders entitled to participate in the distribution) by a fraction, (x) the numerator of which will be (i) the number of shares of Common Stock outstanding on the date of such sale or issuance, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale would purchase at such Current Market Price per share of the Common Stock and (y) the denominator of which will be (i) the number of shares of Common Stock outstanding on the date of such issuance or sale, plus (ii) the number of additional shares of Common Stock offered for purchase. Any adjustments required by this Section 6(c) must be made immediately after such issuance or sale or record date, as the case may be. Such adjustments shall be made successively whenever the event occurs.

               (ii) For the purpose of making any adjustment in the Exercise Price, or number of shares of Common Stock purchasable upon exercise of the Warrants, in each case as provided above and in Section 6(c)(vii) below, the consideration received by the Company for any issuance or sale of securities will:

                      (A) To the extent it consists of cash, be computed as the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with the issuance or sale and before deduction of any other expenses payable in connection therewith; and

                      (B) In case of the issuance (otherwise than on conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration part of which is other than cash, be the fair value of such consideration as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, regardless of the accounting treatment thereof.

              (iii) If the Company in any manner issues or grants any Options or any Convertible Securities -- but only to the extent (i) such Options are exercisable at less than the Current Market Price at the date of issue of such Options and the Options are granted or made available for purchase to the holders of Common Stock generally or (ii) the amount paid for such Convertible Securities per share plus any additional amount payable per share on conversion thereof is less than the Current Market Price per share at the date of issuance of the Convertible Securities and the Convertible Securities are granted or made available for purchase to the holders of Common Stock generally -- the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable will (as of the date of issuance or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where they are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 6(c) and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the other provisions of this Section 6(c), no further adjustment of the Exercise Price will be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

               (iv) If the purchase price provided for in any Option referred to in Section 6(c)(iii), the additional consideration (if any) payable upon the conversion or exchange of Convertible Securities referred to in
      Section 6(c)(iii) or the rate or price at which any such Convertible Securities are convertible into or exchangeable for shares of Common Stock changes at any time (other than under or by reason of conventional provisions designed to protect against dilution) -- but only to the extent the change does not result in either the per share Option exercise price or the amount per share payable for such Convertible Securities plus the amount payable per share on the conversion of such Convertible Securities to be greater than the lesser of the Current Market Price per share at the time such Options or Convertible Securities were issued, as referred to in
      Section 6(c)(iii), or the Current Market Price at the effective date of such change -- the Exercise Price in effect at the time of that event will be readjusted to the Exercise Price that would have been in effect at the time such Options or Convertible Securities then still outstanding were initially granted, issued or sold, as if such changed purchase price, additional consideration or conversion rate, as the case may be, was in effect at such initial date of grant, issuance or sale, as the case may be. If the purchase price provided for in any such Option, the additional consideration (if any) payable upon the conversion or exchange of any such Convertible Securities or the rate or price at which any such Convertible Securities are convertible into or exchangeable for shares of Common Stock is changed at any time under or by reason of conventional provisions designed to protect against dilution -- but only to the extent such change does not result in either the per share Option exercise price or the amount per share payable for such Convertible Securities plus the amount payable per share on the conversion of such Convertible Securities to be greater than the Current Market Price per share at the time such Options or Convertible Securities were issued, as referred to in Section 6(c)(iii) -- then in case of, but only to the extent of, the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect will, upon issuance of such shares of Common Stock, be adjusted to the Exercise Price that would have been in effect at the time such exercised Options or converted or exchanged Convertible Securities were initially granted issued or sold, as if such changed purchase price, additional consideration or conversion or exchange rate, as the case may be, was in effect at such initial date of grant, issuance or sale, as the case may be.

                (v) In the event of the "Expiration" (defined below) of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Exercise Price will, upon the Expiration, be changed to the Exercise Price that would have been in effect at the time of the Expiration had the Option or Convertible Security, to the extent outstanding immediately prior to Expiration, never been issued, and the shares of Common Stock issuable thereunder will no longer be deemed to be Common Stock Outstanding. As used in this Section 6.3(c)(v), the word "Expiration" includes only an expiration or termination, without payment of consideration by the Company, of a right to purchase, convert or exchange.

               (vi) Notwithstanding anything to the contrary in this Section 6, the Exercise Price will not be adjusted by virtue of the Warrants or the existence or exercise of any options of the Company outstanding on the date hereof and disclosed in the

      Prospectus Supplement/Prospectus.

              (vii) Whenever the Exercise Price payable upon exercise of a Warrant is adjusted pursuant to this Section 6(c), the Warrant Shares issuable on exercise of the Warrant must simultaneously be adjusted by (x) multiplying (A) the number of the Warrant Shares issuable upon exercise of the Warrant immediately prior to such adjustment in the Exercise Price by
      (B) the Exercise Price in effect on the date thereof and (y) dividing the product so obtained by the Exercise Price as adjusted.

           (d) For the purpose of any computation under Section 6, the "Current Market Price" per share of Common Stock at any date will be the average of the daily closing prices for the 15 consecutive trading days commencing 20 trading days before that date. The closing price for each day will be (i) the last reported sale price, regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the NASDAQ, or if the Common Stock is otherwise securities for which transaction reports are required to be made on a real-time basis pursuant to an effective transaction reporting plan under Rule 11a3-1 of the Rules of the Commission under the Exchange Act, the last reported sales price or (iii) if the Common Stock is not listed or admitted to trade, and if last sale data is not then available from NASDAQ, but the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked quotations for the Common Stock on NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the independent members of the Board of Directors of the Company for that purpose.

           (e) No adjustment in the number of Warrant Shares purchasable under this Agreement will be required unless the adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of each Warrant. No adjustment in the Exercise Price payable under this Agreement will be required unless the adjustment would require an increase or decrease in the Exercise Price of at least $.01 per share. Any adjustments that by reason of this Section 6(e) are not required to be made must be carried forward and taken into account in any subsequent adjustment and, notwithstanding the foregoing, all adjustments so carried forward will be made at the time of, and in connection with, each exercise of any of the Warrants. All calculations will be made to the nearest one-thousandth of a share, or cent, as the case may be.

           (f) If at any time as a result of an adjustment made pursuant to this
Section 6, the Holders become entitled to purchase any shares of capital stock or Other Securities of the Company other than shares of Common Stock, thereafter the number of such Other Securities so purchasable upon exercise of each Warrant and the Exercise Price for such securities will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 6 and the provisions of Sections 3, 4, 5 and 7 with respect to the Warrant Shares will apply on like terms to any such Other Securities.

           (g) In case of any consolidation of the Company with or merger of the Company into another corporation or entity or in case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation or entity, as the case may be, must as a condition of the consolidation, merger, sale or conveyance execute a binding agreement agreeing that each Holder will have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of the consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior thereto. That agreement must also provide for adjustments, which must be as nearly equivalent as is practicable to the adjustments provided for in this Section 6 and for other protections and rights (including without limitation registration rights) for the Holders as are as nearly equivalent as is practical to those they have under this Warrant Agreement. The Company must not complete any such consolidation, merger, sale or conveyance unless the agreement referred to in the immediately preceding sentence is executed and delivered, is binding and the mailing thereof provided for in the immediately following sentence is done at the time of such completion. The Company must mail by first class mail to each Holder and the Purchaser, postage prepaid, notice of the execution of and a copy of that agreement. The provisions of this Section 6 will similarly apply to successive consolidations, mergers, sales or conveyances. None of any Holder or the Purchaser will have any duty or responsibility to determine the correctness of any provisions contained in any such agreement, including without limitation provisions relating either to the kind or amount of shares of stock or Other Securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

           (h) Whenever the Exercise Price or the kind or amount of securities purchasable under the Warrants is adjusted pursuant to any of the provisions of this Warrant Agreement, the Company must forthwith thereafter cause to be sent to the Purchaser and all other Holders a certificate setting forth the adjustments in the Exercise Price and the number of shares and, in addition, setting forth in detail the facts requiring the adjustments. In addition, the Company at its expense must within 90 days following the end of each of its fiscal years during the term of this Agreement and promptly upon the reasonable request of the Holders of at least ten percent of the Warrants in connection with the exercise from time to time of all or any portion of any Warrants, cause independent public accountants of nationally recognized standing selected by the Company to compute any such adjustment in accordance with the terms of the Warrants and prepare and deliver to the Holders a certificate setting forth that adjustment and showing in detail the facts upon which that adjustment is based.

           (i) In the event of (A) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities or property or to receive any other right, (B) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any sale or conveyance of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other corporation or other entity or (C) any voluntary or involuntary dissolution or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to each Holder and, in addition, on the same date as the earliest such mailing, telecopied and mailed to the Purchaser, a notice specifying the date upon which any such record date is to be taken for the purpose of such dividend, distribution or right, stating the amount and character of such dividend, distribution or right and the date on which any such reorganization, reclassification, recapitalization, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up is to take place and the time, if any, as of which the holders of record of Common Stock (or Other Securities) will be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up. In all events, that notice must be mailed at least 15 business days prior to the proposed record date therefor.

           (j) Upon the occurrence of any event not specifically denominated in this Section 6 as altering the Exercise Price and the amount of Common Stock purchasable upon the exercise of the Warrants, if the reasonable exercise of the business judgment of the independent members of the Board of Directors of the Company (or, if none, the Board of Directors or the Company) requires, on equitable principles, one or more of the alteration of the Exercise Price in a manner favorable to Holders or a corresponding adjustment in a manner favorable to Holders to the number of shares for which the Warrants are exercisable, the Exercise Price and such number of shares must be so equitably altered.

           7. Further Covenants of the Company. The Company hereby agrees as set forth below in this Section 7.

                    (a) The Company must at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all Warrant Shares from time to time issuable upon the exercise of the Warrants.

                    (b) All of the Warrant Shares delivered upon the exercise of the Warrants and payment of the Exercise Price (including for this purpose by a net exercise of Warrants as permitted by Section 4(c)) will be validly issued, fully paid and nonassessable; each Holder of a Warrant will receive good and marketable title to the Warrant Shares, free and clear of all voting and other trust arrangements, preemptive rights, liens, charges, claims, encumbrances or rights of third parties of any type or description; and the Company will at or before the time of issuance, have paid all taxes, if any, in respect of the issuance thereof.

                    (c) Subject to Section 3(a) hereof, upon surrender for exchange of any Warrant to the Company, the Company at its expense will promptly issue and deliver to the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder, calling in the aggregate for the number of Warrant Shares called by the Warrants so surrendered for exchange.

                    (d) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of Warrants and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement by the Warrant Holder reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender by the Holder and cancellation of such Warrants, the Company at its expense will execute and deliver, in lieu thereof, new Warrants of like tenor and amount.

                    (e) During the term of the Warrants, the Company must use its best efforts to keep current in the filing of all forms and other materials which it may be required to file with the appropriate regulatory authority pursuant to the Exchange Act and the rules and regulations thereunder and all other forms and reports required to be filed with any regulatory authority having jurisdiction over the Company. The Company must also take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the Holder's Warrant Shares (x) without registration under the Securities Act and (y) under Rule 144 or any similar rule or regulation hereafter adopted by the Commission.

           8. Other Holders. The Warrants are issued upon the following terms, to all of which each Holder or owner thereof by the taking thereof consents and agrees: (a) any person who becomes a transferee, within the limitations on transfer imposed by Section 3(a) above, of a Warrant properly endorsed, must take that Warrant subject to the provisions of Sections 3(a) and 3(b) above and thereupon will be (x) authorized to represent that such transferee is the absolute owner thereof and, subject to the restrictions contained in this Warrant Agreement and (y) empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value; (b) each prior taker or owner waives and renounces all equities or rights in such Warrant in favor of each such permitted bona fide purchaser, and each such permitted bona fide purchaser will acquire absolute title thereto and to all rights presented thereby; and (c) until such time as the respective Warrant is transferred on the books of the Company, absent bad faith, the Company may treat the registered Holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

           9.  Resolution of Disputes.

           (a) If any dispute arises under or in any way with respect to this Agreement and the matters contemplated hereby (each, a "Dispute"), the parties to this Agreement and subsequent Holders of Warrants and Warrant Shares, in each case who are party to the Dispute (the "Disputing Parties"), must, before they are entitled to proceed under Sections 9(b) or (c), first attempt to resolve the Dispute by informal negotiations within 30 days (or any mutually agreed extension of time) after any Disputing Party requests such negotiations.

           (b) If the Dispute is not resolved by those negotiations, before there can be a proceeding under Section 9(c), the Dispute must be referred to the San Francisco, California office of JAMS/Endispute for a confidential non-binding mediation before a retired Judge or Justice. In this regard, the Disputing Parties may select any mutually-acceptable panel member from the list of retired Judges and Justices at JAMS/Endispute as the Mediator. If they cannot agree upon a Mediator, the parties to this Agreement agree that, to the extent JAMS/Endispute is then willing to do so, JAMS/Endispute will assign a Mediator utilizing the following procedure or, if it does not use that or a similar procedure, will assign a Mediator: (i) JAMS/Endispute will submit to the Disputing Parties a list and resumes of available Mediators, numbering one more than there are Disputing Parties; (ii) each Disputing Party may strike one name from the list; and (iii) if more than one name remains, the designated Mediator will be selected from those remaining by the Arbitration Administrator of JAMS/Endispute. The mediation process will commence within 30 days of the assignment of the Mediator (or any mutually-agreed extension of time) and will continue until the Dispute is resolved, the Mediator makes a finding that there is no possibility of settlement through mediation or the parties to the mediation process mutually choose not to continue the mediation.

           (c) If the mediation process set forth in Section 9(b) does not resolve the Dispute, the Dispute must immediately be referred to the San Francisco, California office of JAMS/Endispute for confidential, binding arbitration in accordance with the JAMS/Endispute Comprehensive Arbitration Rules and Procedures (or successor rules and procedures) then in effect. If the Disputing Parties mutually agree in writing, those Arbitration Rules and Procedures will be modified or supplemented as agreed. The Arbitrator will be a single neutral retired Judge or Justice selected in accordance with those Arbitration Rules and Procedures, provided that the Arbitrator chosen must not be the same person who conducted the mediation pursuant to Section 9(b). The decision or the arbitrator will be final and unappealable and judgment thereon may be entered by any court having jurisdiction.

           (d) Notwithstanding the foregoing, if a third party brings a claim (a "Third Party Claim") against a party to this Agreement for which such party believes it is entitled to indemnification under this Agreement, this Section 9 will not prevent any indemnification claim, or Dispute arising from such indemnification claim, from being resolved in the forum in which the Third Party Claim is originally filed.

           (e) The procedures set forth in this Section 9 are the sole procedures for resolving Disputes.

           10. General Provisions. All notices, certificates and other communications from or at the request of the Company to the Holder as such must be mailed by first class, registered or certified mail, postage prepaid to the Holder, with a copy to each of First Security Van Kasper Inc., 600 California Street, Suite 1700, San Francisco, California 94111, Attn.: President or to such other address for itself as has been furnished to the Company in writing. This Warrant Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. In addition and notwithstanding the foregoing, the provisions of Section 3(c), 3(d) and 6 above cannot be changed, waived, discharged or terminated in a manner adverse to the Holders without the written consent of one or more Holder or Holders who collectively own, of record, that number of Warrants Shares which in the aggregate constitute two-thirds of all Warrant Shares issued or issuable under this Agreement. The headings in this Warrant Agreement are for purposes of reference only and do not limit or otherwise affect any of the terms hereof. This Warrant Agreement, together with the forms of instruments annexed hereto, supersedes all prior negotiations and all prior written and prior and contemporaneous oral agreements, representations, warranties and inducements and constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

           11. GOVERNING LAW. THIS WARRANT AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, AND NOT THE LAW PERTAINING TO CHOICE OR CONFLICT OF LAWS, OF THE STATE OF NEW YORK IN ACCORDANCE WITH AND AS SPECIFICALLY PROVIDED FOR IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

           12. Execution and Delivery. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument, and may be delivered by facsimile transmission of signature and, as applicable, other pages.


                                     BOLDER TECHNOLOGIES CORPORATION

                                     By: /s/ Roger Warren
                                        ---------------------------------------
                                        Name:
                                        Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written

FIRST SECURITY VAN KASPER INC.

By: /s/ Bruce P. Emmeluth
   -------------------------------------------
   Name:
   Title: